Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan of our reports dated June 1, 2021, with respect to the consolidated financial statements of Immunovant, Inc. and the effectiveness of internal control over financial reporting of Immunovant, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey

January 10, 2022